July 1, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01(a) of Form 8-K, dated July 1, 2016, of VII Peaks Co-Optivist Income BDC II, Inc. and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.

ACCOUNTANTS & CONSULTANTS